                                                                     EXHIBIT 4.4




                             BANNER AEROSPACE, INC.

                                [ADDRESS LABEL]


EXPIRATION DATE:                                             SUBSCRIPTION PRICE:
            , 1997                       $9.20 PER SHARE OF SERIES A CONVERTIBLE
------------                                        PAID-IN-KIND PREFERRED STOCK

                 This non-transferable Subscription Certificate evidences rights (the "Rights") issued by Banner Aerospace, Inc. (the "Company") to holders of record of its common stock, $1.00 par value ("Common Stock"), at 5:00 p.m., New York City time on __, 1997 (the "Record Date") to subscribe for shares of Series A Convertible Paid-in-Kind Preferred Stock, $.01 par value per share (the "Preferred Stock") of the Company at the price (the "Subscription Price") stated above. No fractional Rights will be issued; however, one Right will be issued in lieu of any fractional Right to which a holder would otherwise be entitled. One (1) Right and the Subscription Price are required to subscribe for one (1) share of Preferred Stock upon the terms and conditions stated in the Company's prospectus dated ___________, 1997 (the "Prospectus"). Full instructions appear on the back of this Subscription Certificate.

                 Set forth on the label above is the registered holder's name and address as it appears on the books of the Company's transfer agent and two numbers: the upper number is the number of shares of Common Stock held by such holder on the Record Date and the lower number is the number of shares of Preferred Stock to which such holder is entitled to subscribe pursuant to this rights offering (the "Rights Offering").

                 THE SUBSCRIPTION ORDER FORM MUST BE RECEIVED BY HARRIS TRUST COMPANY OF NEW YORK, 77 WATER STREET, NEW YORK, NEW YORK 10005; TEL. (212) 701-7624 (THE "SUBSCRIPTION AGENT"), WITH PAYMENT IN FULL BY 5:00 PM, NEW YORK CITY TIME, ON _____________, 1997, UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). ANY RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL LAPSE AND WILL BE VOID. ANY SUBSCRIPTION FOR SHARES OF PREFERRED STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE.

                 FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CORPORATE INVESTOR COMMUNICATIONS, INC. (THE "INFORMATION AGENT") AT 111 COMMERCE ROAD, CARLSTADT, NEW JERSEY 07072-2586; TEL. (800) 932-8494.

                 IMPORTANT:  COMPLETE APPROPRIATE FORM(S) ON REVERSE.

 Dated:                                                                                                BANNER AEROSPACE, INC.
 Countersigned:                                                                             By:
                               Subscription Agent            [CORPORATE SEAL]                              [Chief Executive Officer]

 By:                                                                                        By:
                             Authorized Signature                                                          [Chief Financial Officer]

                             BANNER AEROSPACE, INC.

                          RETURN TO SUBSCRIPTION AGENT
                        HARRIS TRUST COMPANY OF NEW YORK

          BY MAIL:                    BY OVERNIGHT COURIER:                     BY HAND:
     Wall Street Station            77 Water Street, 4th Floor               Receive Window
        P.O. Box 1010                New York, New York 10005          77 Water Street, 5th Floor
New York, New York 10268-1010                                              New York, New York

                     INFORMATION TO BE COMPLETED BY HOLDER

TO SUBSCRIBE. Complete Part I and mail or deliver this certificate to the Subscription Agent at the address listed above, together with the total Subscription Price in U.S. funds by certified check, bank draft or money order payable at par (without deduction for bank service charges or otherwise) to the order of HARRIS TRUST COMPANY OF NEW YORK, as Subscription Agent. The duly executed Subscription Certificate and payment of the total Subscription Price must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

         If the exercising Rights holder is subscribing for shares of Preferred Stock on behalf of beneficial owners of Common Stock, attach a schedule to this certificate listing (i) the name of each beneficial owner directing the exercise of Rights, (ii) the number of shares of Common Stock owned by each such beneficial owner, and (iii) the number of shares of Preferred Stock to which each beneficial owner subscribes pursuant to that person's exercise of the Rights.

              PART I - SUBSCRIPTION FOR SHARES OF PREFERRED STOCK

         The undersigned hereby irrevocably subscribes for the number of shares of Preferred Stock indicated below, on the terms and subject to the conditions specified herein and in the Prospectus, receipt of which is hereby acknowledged.

Number of shares of Preferred Stock subscribed for pursuant to the Rights Offering at $9.20 per share:
                            ------------------
Total price: $
              ----------

         If the aggregate Subscription Price paid by an exercising Rights holder is insufficient to cover the amount necessary to purchase the number of shares of Preferred Stock that such holder indicates are being subscribed for, or if any exercising Rights holder does not specify the number of shares of Preferred Stock to be purchased, then such Rights holder will be deemed to have exercised such holder's Rights to the full extent of the payment tendered, subject to the limits set forth in the Prospectus.

         If the aggregate Subscription Price paid by a Rights holder exceeds the amount necessary to purchase the number of shares of Preferred Stock for which the Rights holder has indicated an intent to subscribe, the Rights holder will receive promptly by mail a refund equal to the excess payment without interest or deduction.

     PART II - SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR RIGHTS HOLDERS

         Unless otherwise indicated below, the Subscription Agent is hereby authorized to issue and deliver certificates for Preferred Stock to Rights holders at the address on the label above.

(a) To be completed ONLY if the certificate representing the Preferred Stock is to be issued in a name other than the registered holder shown above.

COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.  (Please Print).
Name(s) in which stock is to be registered:                        .
                                             ----------------------
Street Address:
                 --------------------------------------
City:                             State:           Zip Code:
       --------------------               -------             -------------
Social Security or Tax ID#:
                             --------------------

(b) To be completed ONLY if the certificate representing the Preferred Stock is to be sent to an address other than that shown above.

COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.  (Please Print).
Mail and Deliver to:
Name(s):                        .
          ----------------------
Street Address:
                 --------------------------------------
City:                             State:           Zip Code:
       --------------------               --------            -------------
Social Security or Tax ID#:
                             --------------------

                                 ACKNOWLEDGMENT

        THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW.

         I/We acknowledge receipt of the Prospectus and understand that after delivery to the Company, I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above and the schedule of beneficial owners, if applicable, is correct. If Part II Special Issuance Instructions are completed, I/we certify that although the certificate representing the Preferred Stock is to be issued in a name other than the registered holder, beneficial ownership of the Preferred Stock will not change.

         The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

                                        SIGN HERE


                                        ---------------------------------
                                        Signature(s) of Registered Holder

Date:                , 1997
      ---------------

         If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation of another acting in a fiduciary or representative capacity, please provide the following information. (Please print).

Name(s):
          -------------------------------
Capacity (Full Title):
                        -------------------------
Address (Including Zip Code):
                               -------------------------------------
Daytime Phone:
                -----------------------
Evening Phone:
                -----------------------
Taxpayer Identification or Social Security Number:
                                                    ------------------

                           GUARANTEE OF SIGNATURE(S)

         All Rights holders who specify special issuance or delivery instructions pursuant to Part II of this Subscription Order form must have their signatures guaranteed by an Eligible Institution. An "Eligible Institution" for this purpose is a financial institution having an office or correspondent office in the United States, or a member firm of any registered United States national securities exchange or of the National Association of Securities Dealers, Inc.

Authorized Signature:
                       ------------------------
Name:
       ---------------------
Title:
        ---------------------
Dated:
        ---------------------
Name of Firm:
               ---------------------
Address:
          -----------------------
Area Code and Telephone Number:
                                 ----------------------------

             , 1997
-------------

                         INSTRUCTIONS AS TO THE USE OF
                BANNER AEROSPACE, INC. SUBSCRIPTION CERTIFICATES

                             -------------------

     CONSULT THE INFORMATION AGENT, YOUR BANK OR BROKER AS TO ANY QUESTIONS


         The following instructions relate to a rights offering (the "Rights Offering") by Banner Aerospace, Inc (the "Company"), to the holders of shares of its common stock, par value $1.00 (the "Common Stock"), as described in the Company's Prospectus dated ___________, 1997, (the "Prospectus"). Each holder of Common Stock of record at 5:00 p.m., New York City time, on ___________, 1997 (the "Record Date") is entitled to receive, for every 4.5 shares of Common Stock held, one non-transferable right (the "Rights"). No fractional Rights will be issued; however, one Right will be issued in lieu of any fractional Right to which a holder would otherwise be entitled. Such holders are entitled to purchase one (1) share of Series A Convertible Paid-in-Kind Preferred Stock, par value $.01 (the "Preferred Stock") for every Right held at a subscription price of $9.20 per share of Preferred Stock (the "Subscription Price"). No fractional shares of Preferred Stock will be issued, and no cash in lieu thereof will be paid. In the event all holders of Common Stock (approximately 23 million shares outstanding) were to exercise all the Rights in the Rights Offering, the Company would issue approximately 5 million shares of Preferred Stock, for an aggregate consideration of approximately $48 million. See "THE RIGHTS OFFERING" in the Prospectus.

         The period during which the Rights may be exercised is referred to herein as the "Subscription Period". The Rights expire at 5:00 p.m., New York City time, on __________, 1997 (the "Expiration Date"). Rights not duly exercised by such time will lapse and will be void and without value. The Company reserves the right to extend the Subscription Period and the Expiration Date, subject to obtaining any required regulatory approvals.

         The number of Rights to which you are entitled and the number of shares purchasable thereunder are printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the Subscription Certificate and returning it to the Subscription Agent in the envelope provided.

         YOUR SUBSCRIPTION CERTIFICATES MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

                            SUBSCRIPTION PRIVILEGES

         To exercise Rights, send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each share of Preferred Stock subscribed for pursuant to the Rights Offering, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars for the full number of shares of Preferred Stock being subscribed for by certified check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable at par (without deduction for bank service charges or otherwise) to the order of HARRIS TRUST COMPANY OF NEW YORK, as Subscription Agent. Alternatively, you may cause a written guarantee substantially in the form delivered with these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Certificate and the number of shares of Preferred Stock being purchased pursuant to the Rights Offering, and will guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Certificate within three New York Stock Exchange ("NYSE") trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificate must be received by the Subscription Agent within three NYSE trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

         BANKS, BROKERS AND OTHER NOMINEE HOLDERS OF RIGHTS WHO EXERCISE RIGHTS ON BEHALF OF BENEFICIAL OWNERS OF RIGHTS WILL BE REQUIRED TO CERTIFY TO THE SUBSCRIPTION AGENT AND THE COMPANY AS TO (i) THE NUMBER OF SHARES OF COMMON STOCK OWNED BY EACH BENEFICIAL OWNER ON WHOSE BEHALF SUCH NOMINEE HOLDER ACTS AND (ii) THE NUMBER OF SHARES OF PREFERRED STOCK TO WHICH EACH BENEFICIAL OWNER ON WHOSE BEHALF SUCH NOMINEE HOLDER ACTS SUBSCRIBES PURSUANT TO THAT PERSON'S EXERCISE OF THE RIGHTS.

         The address and telecopier number of the Subscription Agent are as follows:

                        Harris Trust Company of New York
                                77 Water Street
                            New York, New York 10005
                              Tel: (212) 701-7624
                             Fax:  (212) 701-7636/7

         If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised your Rights with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you.

                     DELIVERY OF SHARES OF PREFERRED STOCK

         Certificates for shares of Preferred Stock duly subscribed and paid for will be mailed to the subscriber by the Subscription Agent as soon as practicable (which is anticipated to be the _____ business day after the Expiration Date) at the subscriber's registered address on the books of the Company. See "Description of the Rights Offering" in the Prospectus.

                                  EXECUTION

         (a) Execution by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

         (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

         (c) Signature Guarantees. Signatures must be guaranteed by an Eligible Institution if (i) the subscriber specifies special payment or delivery instructions pursuant to Part II of the Subscription Certificate or
(ii) the subscription is submitted for the account of an Eligible Institution.

                               METHOD OF DELIVERY

         The method of delivery to the Subscription Agent of a Subscription Certificate and payment of the Subscription Price is at the election and risk of each stockholder. Subscription Certificates, together with payment of the Subscription Price, should be sent with sufficient time to allow for delivery prior to the Expiration Date. If delivery is made by regular mail service, the use of registered or certified mail, return receipt requested, properly insured, is recommended.

             SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS
                      THROUGH THE DEPOSITORY TRUST COMPANY

         In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Rights may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Preferred Stock subscribed for pursuant to the Rights Offering.

                              SUBSTITUTE FORM W-9

         Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included as Exhibit A hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent or the Information Agent indicated above. Failure to provide the information on the form may subject such holder to 31% Federal income tax withholding with respect to dividends or other distributions that may be paid by the Company on shares of Preferred Stock purchased upon the exercise of Rights.

                 DETERMINATIONS AS TO VALIDITY OF SUBSCRIPTIONS

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any subscription will be determined by the Company, in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any subscription if it is not in proper form or if the acceptance thereof or the issuance of the Preferred Stock pursuant thereto could be deemed unlawful. The Company also reserves the right to waive any defect with regard to any particular subscription or request for transfer. The Company and the Subscription Agent shall not be under any duty to give notification of any defects or irregularities in subscriptions, nor shall either of them incur any liability for failure to give such notification. Subscriptions will not be deemed to have been made until any such defects or irregularities have been cured or waived within such time as the Company shall determine. Subscriptions with defects or irregularities which have not been cured or waived will be returned by the Subscription Agent to the appropriate holder of the Rights as soon as practicable.